Exhibit 99.2

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Bill Weissman

Rubicon Technology, Inc. - CFO

Raja Parvez

Rubicon Technology, Inc. - President, CEO

CONFERENCE CALL PARTICIPANTS

Jed Dorsheimer

Canaccord Adams - Analyst

Brian Nugent

William Blair & Company - Analyst

Avinash Kant

D.A. Davidson & Co. - Analyst

Jiwon Lee

Sidoti & Company - Analyst

Yair Reiner

Oppenheimer & Company - Analyst

Joseph Foresi

Janney Montgomery Scott - Analyst

Daniel Amir

Lazard Capital Markets - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q4 2009 Rubicon Technology, Inc. Earnings Conference Call. At this time, all participants are in a listen-only mode.

(Operator Instructions)

I would now like to turn the call over to Mr. Bill Weissman, Chief Financial Officer. Please proceed, sir.

Bill Weissman - Rubicon Technology, Inc. - CFO

Thank you, Antwon, and good morning, everyone. We are pleased you could join us today for Rubicon’s Fourth Quarter 2009 Earnings Conference Call. My name is Bill Weissman and I am Rubicon’s Chief Financial Officer. With me today is Raja Parvez, Rubicon’s President and CEO.

We have allotted one hour for our call this morning. Raja will provide an overview of fourth quarter results of operations and discuss the current market environment and then I will review our financial results in detail as well as discuss our outlook for the first quarter of 2010. We will then be happy to take your questions.

Today’s call is being simulcast on our Investor Relations website located at www.rubicon-ES2.com. A replay of this call will be available for eight days and the webcast will be archived in the Investor Relations section of our website. As a reminder, our press release and preliminary financial statements are also available on our website.

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Before we begin, please be advised that certain statements in this presentation relate to future results that are forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate.

Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Now, I’d like to introduce our President and CEO, Raja Parvez.

Raja Parvez - Rubicon Technology, Inc. - President, CEO

Thank you, Bill. Good morning, everyone, and thank you for joining us today. In the fourth quarter, demand for sapphire substrates for use in LED applications continued to strengthen, driving our revenue up 49% sequentially to $8.5 million.

The increase in demand resulted in improved utilization of our facilities and allowed us to increase average selling prices approximately 7% over the prior quarter. The improved pricing and utilization resulted in a return to a positive gross margin of 12% for the fourth quarter.

While demand seems to be improving across most LED applications, the largest driver continues to be LED backlighting applications such as backlighting units for televisions and notebook and netbook computers. LED backlit televisions continue to gain acceptance and many new models are currently being introduced by major electronics manufacturers.

The rate of adoption of LED backlighting in the television market appears to be happening faster than what was originally expected and some industry analysts now expect LED backlit televisions, which represented approximately 6% of the LCD TV market in 2009, to represent more than 80% of the market in 2013.

Notebook computer manufacturers continue to rapidly migrate to LED backlighting because the cost differential with fluorescent backlighting is now minimal for this application and LED use provides considerable benefits such as longer battery life and lighter weight. LED backlighting for notebook computers could approach 100% of backlighting in all new notebook models by 2012.

With LED backlighting becoming more cost competitive with the enhanced performance, thin profile and the energy efficiency they provide, we expect LED backlighting to continue to rapidly gain market share over traditional backlighting solutions. Some recent published data suggests that the majority of backlight units will be LED-based in 2011.

In addition, general lighting and automotive applications are driving significant demand for LED-based solutions. General lighting applications such as street lighting and signage continue to expand and commercial and indoor applications are also gaining market share.

Many countries such as China are providing significant incentives to consumers and manufacturers to accelerate the rate of adoption of LED-based products. Technological advancements continue to be made and the applications and customer base for LED lighting will continue to expand over time.

In the fourth quarter, we saw an increase in demand for our larger diameter substrates. Certain LED chip manufacturers have been adding significant capacity using four inch wafers. In addition, orders for six inch wafers from major LED chip manufacturers for use in R&D have nearly doubled in the quarter. We have also been shipping eight inch wafers for R&D in the LED market.

As a result, revenue from larger diameter product – three inch and greater – represented 58% of our substrate revenue in the fourth quarter as compared to 39% in the previous quarter. This is a very positive sign, that the industry is serious about

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

progressing away from two inch substrates to larger diameters in order to reduce costs. We are particularly excited by the amount of development effort currently focused on the use of six inch and eight inch wafers as we continue to be the market leader in large diameter, high volume sapphire manufacturing.

Revenue from SoS market for the fourth quarter remained consistent with the previous quarter at approximately $500,000. However, we received new orders that will double our revenue for this market in the first quarter. Revenue from the Optical market increased slightly over the previous quarter to $600,000 in the fourth quarter as we began to see some improvement in demand.

With the growing demand, global sapphire capacity continued to tighten in the fourth quarter. As I mentioned, our pricing increased in the fourth quarter by 7%. We will provide more specifics on our outlook for the first quarter in a few minutes, but we expect pricing to increase in the first quarter as well by at least 15% sequentially. While pricing is not yet back to pre-recession levels, we are seeing considerable improvement.

On our last call, I mentioned that we believe we are at the beginning of a long-term growth cycle in the LED industry. I believe that the three key applications – displays, general lighting, and automotive – will continue to increase the adoption rate of LED-based solutions for many years to come. As you know, the majority of LEDs are sapphire-based, for which we are the market leader.

On our last call, we laid out our expansion plans for the next two years, which will position Rubicon to capitalize on multiple industry growth opportunities. We’re adding two new high volume manufacturing facilities to significantly expand both our crystal growth and post crystal growth capacity.

Our new crystal growth facility in Illinois will house larger furnaces, giving us even greater ability to serve the growing demand for large diameter substrates. Our Asia facility will significantly expand our capacity to process large diameter wafers and reduce our current post crystal growth costs.

These expansion projects are on schedule, which calls for both facilities to be opened by year end and both to be fully operational by the end of 2011. Additional capacity should begin to come online at the end of this year with capacity to be added throughout 2011. I would now like to turn the call over to Bill, who will provide you with greater details on the financial results for the fourth quarter and our guidance for the first quarter of 2010. Bill?

Bill Weissman - Rubicon Technology, Inc. - CFO

Thank you, Raja. Revenue for the fourth quarter was $8.5 million as compared to $5.7 million in the previous quarter and $4 million in the same period of last year. Almost all of the sequential increase in revenue was from the LED market, which, as Raja described, continued its strong rebound in the quarter.

Our revenue from the LED market in the fourth quarter was $7.5 million, up 60% from third quarter LED revenue of $4.7 million and more than double the fourth quarter of last year, which totaled $3.1 million. The increase was the result of a combination of higher volumes, increasing pricing, and a shift in product mix to larger diameter material.

Revenue from large diameter material greater than two inch represented 58% of our total substrate revenue in the fourth quarter as compared to 39% in the previous quarter. As Raja mentioned, certain LED chip manufacturers have been adding significant capacity using four inch wafers and six inch volumes for R&D use at many major chip producers has increased significantly.

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

The increasing demand from the LED market has absorbed much of the global sapphire capacity and pricing has been steadily increasing. Average selling prices across all products increased approximately 7% on average sequentially. Demand remains very strong and we expect pricing to increase even more substantially in the first quarter.

Our revenue from the SoS market in the fourth quarter was $486,000, consistent with the previous quarter. We had essentially no SoS revenue in the fourth quarter of last year. Based on orders currently booked, we expect revenue from the SoS market in the first quarter to be approximately $1 million.

Our Optical revenue for the fourth quarter of $600,000 increased slightly over the previous quarter, $522,000, as we began to see some improvement in that market. Optical revenue totaled $986,000 from the same period last year, which was before the recession began to impact this market.

The increased utilization, higher ASPs, and change in product mix increased gross margin 19 percentage points sequentially to 12% in the fourth quarter, compared to negative 7% in the third quarter of 2009. Gross margin in the fourth quarter of 2008 was negative 8.7%.

Operating expenses in the fourth quarter totaled $2 million, up from $1.8 million in the prior quarter and fourth quarter of last year. This sequential increase in operating expenses was primarily the result of higher professional fees in the period.

Diluted EPS in the fourth quarter was a loss of $0.04 per share as compared to a loss of $0.10 per share in the previous quarter and a loss of $0.09 per share in the fourth quarter of last year. Turning to the balance sheet and cash flow, our cash position remains strong with $45 million in cash and short-term investments at December 31, approximately $800,000 below the September 30th levels.

Cash generated from operations in the quarter was $1.1 million and capital expenditures totaled $2.3 million. Our accounts receivable remained of high quality. DSO at the end of the fourth quarter was 53 days, consistent with the previous quarter. Inventory decreased to $6.6 million from $7.2 million in the third quarter. Approximately $4 million of inventory balance at December 31st consists of raw material which does not have a shelf life.

Regarding our outlook for the first quarter of 2010. We have seen continued strong demand going into this year. We are currently capacity constrained, however, with the strong demand from the LED market we expect pricing to be up at least 15% sequentially, resulting in a revenue increase of approximately 24% over Q4 to approximately $10.5 million.

We anticipate gross margin in the first quarter to be in the mid 20s and a return to profitability with a diluted earnings per share of approximately $0.03, based on a projected diluted share count of 21.5 million shares. I’d like to turn the call back over to Raja now for some closing comments and then we will be happy to take your questions.

Raja Parvez - Rubicon Technology, Inc. - President, CEO

Thank you, Bill. This is an exciting time for Rubicon. The LED industry is entering what we believe is a long-term growth cycle. The industry is evolving rapidly with more companies entering the LED chip production market and an increased focus on shifting to larger diameter substrates. We feel we are very well positioned to help the industry continue its evolution. We have very strong relationships throughout the industry and have high volume, scalable production capabilities with the technological advantage that allows us to effectively serve multiple markets.

Our top priorities for this year are the expansion of our manufacturing facilities and maintaining our strong customer relationships. Our new facilities are being designed to even better support the industry’s shift to large diameter substrates and should be coming online at a time when we expect demand for large diameter substrates to be accelerating. While we work on expanding our capacity this year, we will also be focused on making sure we utilize our existing capacity to maximize margins. I’m pleased

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

with the way the 2010 has started and look forward to an exciting year ahead. I want to thank you all for joining us today and thank you for your continued support. And now, operator, may we take our first question?

QUESTIONS AND ANSWERS

Operator

Thank you.

(Operator Instructions)

Your first question comes from the line of Jed Dorsheimer with Canaccord Adams. Please proceed.

Jed Dorsheimer - Canaccord Adams - Analyst

Hi, guys. Congratulations on a solid quarter and outlook.

Raja Parvez - Rubicon Technology, Inc. - President, CEO

Thank you.

Bill Weissman - Rubicon Technology, Inc. - CFO

Thank you.

Jed Dorsheimer - Canaccord Adams - Analyst

Just a couple of questions around pricing and mix. Bill, I guess as you look at the $10.5 million in terms of guidance, you talk about the 15% up in terms of pricing. What mix is that based on? Would you expect greater than 50% to be large? Is it greater than 60% to be sort of three inch and above? How should we view that?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, in the fourth quarter we said that 59% was large. I would expect some additional increase in that. It would probably be over 60% – 60% to 65% is my best guess at this point.

Jed Dorsheimer - Canaccord Adams - Analyst

Would be large?

Bill Weissman - Rubicon Technology, Inc. - CFO

Would be large. Correct.

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Jed Dorsheimer - Canaccord Adams - Analyst

All right. And then in terms of pricing of the 15%, it almost seems a little bit on the conservative side. A lot of the MOCVD tools that have been ordered don’t come up in terms of qualification until the Q1 timeframe.

So I was wondering if maybe, Raja, you could provide a view of the competitive environment and what you’re seeing out there. Do you see a lot of competitive capacity coming online or do you think that you’ll see an acceleration in terms of the increase of pricing above that 15%?

Raja Parvez - Rubicon Technology, Inc. - President, CEO

I think that as for the competitive landscape, it has not changed significantly. It is still the same small group of competitors that are trying to add some capacity, but I believe that the shift has continued to be on the larger diameter. And as a result, since we have the largest capacity in the larger diameters, I believe that we should see more and more strength in the pricing.

As you mentioned, there is a significant amount of capacity added by the chip manufacturers, especially on the MOCVD reactors and we are in active qualifications right now for the large diameters, especially in the six inch area. So I believe that it will continue to strengthen as currently it’s forecasted that demand has continued to be very strong because of the diversification of applications such as display, automotive, and now general illumination.

Jed Dorsheimer - Canaccord Adams - Analyst

All right. So maybe just to ask a little differently. The 15% – if we have a 30% increase in terms of the qualified capacity coming online sometime at the end of Q1, would you expect a step up in terms of pricing in the Q2 timeframe of beyond the 15% in Q1?

Bill Weissman - Rubicon Technology, Inc. - CFO

I think we will see continued pricing increases, yes. The other thing to keep in mind is that we’re negotiating prices almost a quarter in advance, so the pricing we projected out through Q1 was really negotiated through the end of next year.

It doesn’t necessarily reflect pricing as of today, but the environment is still very strong and we expect pricing to continue to increase. At what rate remains to be seen, but yes, we do think pricing will continue to strengthen throughout the year.

Jed Dorsheimer - Canaccord Adams - Analyst

And the customers, we saw something very similar in terms of these dynamics on the solar side with (technical difficulty). In there what we saw was customers that actually invest dollars for debt to peak capacity. Have you had any customers come to you saying, we’d like to provide $50 million or $25 million – whatever the number may be – and we want a carve-out in terms of a certain amount of capacity at certain pricing? Have customers started an interest in that? Is there a willingness on your part to participate in that? Maybe any color there.

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, we haven’t had any of those types of conversations yet, but we’ve been trying to avoid any longer-term commitments right now. Because the pricing is increasing so significantly, the last thing we want to do is lock in on any kind of pricing commitments at this point.

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Jed Dorsheimer - Canaccord Adams - Analyst

Great. That’s helpful. I’ll pass it on. Thank you.

Operator

Your next question comes from the line of Anil Doradla with William Blair & Company. Please proceed.

Brian Nugent - William Blair & Company - Analyst

Thanks. Hi, it’s Brian Nugent in for Anil. You guys have laid out the CapEx requirements over the next couple of years, but can you give us an idea of what kind of incremental operating expenses we should expect as you ramp up?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, we will see some incremental operating expenses towards the third quarter, early fourth quarter as we start to get those facilities ramped up before they’re really completely operational, but we don’t expect it to be anything very material. So we’re not concerned about it having a significant impact on our EPS in the short term.

Brian Nugent - William Blair & Company - Analyst

Okay. And in terms of the $130 million in capacity that you’ll have exiting 2011, first of all, has that changed at all with what you’ve seen in pricing over the last couple of quarters? And second, I know it’s pretty far off – eight quarters away – but I’m just curious to hear your thoughts as to whether or not you think you will be capacity constrained all the way through 2011.

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, the estimate of $130 million we gave back in December based on the pricing and mix at that time. So yes, it is now higher than that. As far as whether we’ll be capacity constrained throughout 2011, that’s difficult to tell at this point in time. I think we will be adding capacity, a significant amount of capacity on a quarterly basis once these facilities are opened late this year, so that will help us keep pace with the market. But it depends on the market dynamics as to whether or not we’ll be capacity constrained at that time or not.

Brian Nugent - William Blair & Company - Analyst

Okay. And then just trying to get a sense of how much of the increase in margin was price versus mix or utilization. So I’m not sure if you have this on hand, but it might be helpful to get an idea of what the cash gross margin was this quarter and perhaps last quarter?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, I don’t have that quite on hand. Certainly, the majority of it is mix and pricing. We did add some additional volume capacity in the fourth quarter, but the pricing and the mix had probably a more meaningful impact on the growth in the fourth quarter than did the volume.

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Brian Nugent - William Blair & Company - Analyst

Okay. And from what you can tell, are you guys getting a premium on your substrates relative to the competition? Obviously, I’m not talking two versus four inch, but I’m just saying on an equivalent two inch or three inch basis do you think you’re charging more than your competitors?

Bill Weissman - Rubicon Technology, Inc. - CFO

In the smaller diameters, two inch, in some cases yes, but it’s marginal, right? It’s pretty competitive at the two inch level, but we have very good relationships and our customers want to make sure that they are working closely with Rubicon and in some cases pay a slight premium, but the real premiums come in the larger diameters where there is very limited competitive landscape.

Brian Nugent - William Blair & Company - Analyst

Okay. And then lastly, you’re seeing an inflection in R&D spending for the six inch R&Ds. I’m just curious, is that happening a lot faster than what you guys were expecting say six months ago or a year ago? And I’m just curious on the timing, it would seem to be still a year or two away. Is that the right way to think about it?

Raja Parvez - Rubicon Technology, Inc. - President, CEO

I think that six inch indeed is happening faster, which was previously forecasted a year ago, because of the advantages that this is providing to the chip manufacturers. And I believe that based on all the activities we are seeing from actual orders from major electronics companies moving and doing a very fast qualification process, I believe that six inch will have a good portion of the production in 2011.

So it is now – yes, it is in R&D stage, but there’s a major focus on converting to the larger diameter substrates by well capitalized and very well technologically-advanced chip manufacturers. And that’s the area where Rubicon continues to be the market leader and that’s why I just wanted to add one thing on the capacity.

Look, Rubicon has a track record of adding capacity and I believe that based on the expansion plans that we have laid out will be on track. And I believe that this is very important for us to continue to focus on adding capacity and meeting our customer requirements, especially larger diameter.

Brian Nugent - William Blair & Company - Analyst

Very helpful. Thanks a lot, guys.

Operator

Your next question comes from the line of Avinash Kant. Please proceed.

Avinash Kant - D.A. Davidson & Co. - Analyst

Good morning, Raja and Bill.

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Raja Parvez - Rubicon Technology, Inc. - President, CEO

Good morning.

Avinash Kant - D.A. Davidson & Co. - Analyst

A few questions. You talk about the price improvements. Are you talking only the two inch wafers or are you talking both two inch and four inch, or only the four inch? How is the – when you talk about 7% increase, is that overall?

Bill Weissman - Rubicon Technology, Inc. - CFO

That’s overall; all products are increasing. The two inch has increased the most dramatic because, of course, that dropped off the most dramatically, but all products are increasing at this point.

Avinash Kant - D.A. Davidson & Co. - Analyst

Could you give us some idea in terms of where you are in terms of the pricing, the best pricing environment that you’ve seen in the past, where you are compared to that, compared to the past peak?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well we’re still about 25% off of where we were pre-recession. So it is dramatically improving, but we still have a ways to go to get back to the peak.

Avinash Kant - D.A. Davidson & Co. - Analyst

And the peak was not pre-recession though, right?

Bill Weissman - Rubicon Technology, Inc. - CFO

It was. Yes.

Avinash Kant - D.A. Davidson & Co. - Analyst

It was? Okay, so you’re 25% off of that at this point, right?

Bill Weissman - Rubicon Technology, Inc. - CFO

Correct. Yes.

Avinash Kant - D.A. Davidson & Co. - Analyst

Now your share count guidance for the next quarter is 1.5 million shares higher than what you had at the end of this quarter. Does that include the possible offering that you could do and have you have any idea in terms of how big an offering you could do?

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Bill Weissman - Rubicon Technology, Inc. - CFO

No, it doesn’t. That’s a diluted share count since we’re profitable – projecting to be profitable in the first quarter. Of course, in the fourth quarter you exclude the dilutive shares, which is what – the options, for example. So that’s the difference.

Avinash Kant - D.A. Davidson & Co. - Analyst

Okay. So right now you’re not incorporating any kind of possible offering?

Bill Weissman - Rubicon Technology, Inc. - CFO

No.

Avinash Kant - D.A. Davidson & Co. - Analyst

And have you had any discussions regarding that? Would you be willing to give us some idea about that on the call?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, as we’ve said, we have plenty of cash to get started on our projects. We continue to evaluate our cash position and are discussing what to do about liquidity, but there’s no decisions been made at this point in time.

Avinash Kant - D.A. Davidson & Co. - Analyst

Right. And if you could give us some more color on the post capacity increase model. You’ve talked about $130 million. I believe this did incorporate the increase in the price in December quarter or not, the $130 million?

Bill Weissman - Rubicon Technology, Inc. - CFO

It included some of it, but not all of it. So as I said on the previous question that the $130 million would be higher now.

Avinash Kant - D.A. Davidson & Co. - Analyst

Right.

Bill Weissman - Rubicon Technology, Inc. - CFO

I haven’t gone back and recalculated that, but that was based on the December pricing and mix, and that’s improved since then.

Avinash Kant - D.A. Davidson & Co. - Analyst

So even if you just take the Q1 increases that you are talking about – 15% increase in pricing – that number could be higher by close to 15% compared to what you gave, $130 million, right?

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Bill Weissman - Rubicon Technology, Inc. - CFO

Yes.

Avinash Kant - D.A. Davidson & Co. - Analyst

What kind of margins could you have at that level? I know that you are also trying to expand into the wafer cutting and polishing side of the business. I believe historically you have said that the margins there have been a bit lower than the corporate average. Of course, it would be a pretty broad guess right now, but any idea in terms of what kind of gross margins or operating margins you could get at those levels?

Bill Weissman - Rubicon Technology, Inc. - CFO

We’re still targeting in the mid to high 30s in gross margin and the low 20s in operating margin, once we get some decent utilization out of those new facilities.

Avinash Kant - D.A. Davidson & Co. - Analyst

Okay. And one final question. How much [of it in oils] do you have remaining at this point?

Bill Weissman - Rubicon Technology, Inc. - CFO

Roughly $40 million.

Avinash Kant - D.A. Davidson & Co. - Analyst

$40 million remaining. Perfect. Thank you so much.

Operator

Your next question comes from the line of Jiwon Lee with Sidoti & Company. Please proceed.

Jiwon Lee - Sidoti & Company - Analyst

Yes, good morning. I wonder whether there was any 10% customer or if you could give us the top 10 percentage sales?

Bill Weissman - Rubicon Technology, Inc. - CFO

Sure. Our top 10 customers represented about 89% of revenue in the fourth quarter.

Jiwon Lee - Sidoti & Company - Analyst

And no top 10 – any – no 10% customer?

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  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Bill Weissman - Rubicon Technology, Inc. - CFO

We do have three top 10% customers, yes.

Jiwon Lee - Sidoti & Company - Analyst

Okay. And could you give me also geographic breakdown of the sales in the fourth quarter?

Bill Weissman - Rubicon Technology, Inc. - CFO

Sure. It’s 75% Asia, 22% US, North America, and the rest is Europe.

Jiwon Lee - Sidoti & Company - Analyst

Okay, perfect. And then in terms of the expansion calls that you have highlighted before, it’s about $60 million to $65 million, I have. Has there been changes as to how much you may spend on the crystal growth side as well as the polishing side?

Bill Weissman - Rubicon Technology, Inc. - CFO

No, that’s still the range we anticipate – $60 million to $65 million.

Jiwon Lee - Sidoti & Company - Analyst

Okay. So once the first round of capacity is at least beginning to come around later this year, how should we view where you may have a little faster ramp? Crystal growth versus the polishing in Asia?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, I think they both will be ramping simultaneously. I don’t know that one would be faster than the other. Raja, do you have any –?

Raja Parvez - Rubicon Technology, Inc. - President, CEO

Yes, I think that both will be –. We have a very tight schedule to expand these expansions and I believe that both facilities will be simultaneously expanding at almost the same rate. Remember that our post crystal growth facility will be the recipient of our – so the crystal growth facility will be the feeder facility, so they have to be consistent in terms of expansion and adding capacity.

Obviously, we have significant experience, both at crystal growth and also the post crystal growth, so I believe it will be very consistent. And they have to be consistent because they have to support each other.

Jiwon Lee - Sidoti & Company - Analyst

Okay. That’s all for me for now. Thank you.

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FINAL TRANSCRIPT

  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Operator

Your next question comes from the line of Yair Reiner with Oppenheimer. Please proceed.

Yair Reiner - Oppenheimer & Company - Analyst

Thank you. And congrats, first of all, on the [great next] results. So just to build on the last question, when you gave that kind of guidance for capacity of $130 million, what were you building into your projections in terms of polished versus unpolished mix?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well we haven’t given specifics on that, but it will be much heavier polished substrate mix at that point in time. Something north of 60% of the revenue coming from polished substrates as opposed to ingots.

Yair Reiner - Oppenheimer & Company - Analyst

Okay, got it.

Raja Parvez - Rubicon Technology, Inc. - President, CEO

And most of it larger diameter.

Yair Reiner - Oppenheimer & Company - Analyst

Yes. And then in terms of maintenance CapEx, what do you think you have to spend on your existing facilities in 2010 to keep them operational?

Bill Weissman - Rubicon Technology, Inc. - CFO

It would be minimal, really. Our Bensenville facility, as you know, is new in itself and we constantly – we have a program in place where the furnaces are regularly maintained, so there are no major spikes in maintenance costs. So I don’t see anything major, over and above the $60 million to $65 million that we put in there for the expansion.

Yair Reiner - Oppenheimer & Company - Analyst

Okay. In terms of backlog, I know that you haven’t wanted to lock in pricing. Is it at all relevant at this point to talk about backlog? And if not, do you think it’s ever going to be a relevant category for you moving forward?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, it’s certainly not now. You’re right, because pricing is increasing. We’re actually trying not to lock in anything beyond a quarter, so it’s not a very good indicator of demand right now because demand is certainly very strong and so we don’t have any backlog, but that’s intentional. Whether we ever get to that point again or not, we’ll have to wait and see. Probably when the market matures and pricing stabilizes, that could be a different situation.

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FINAL TRANSCRIPT

  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Yair Reiner - Oppenheimer & Company - Analyst

Got it. I also want to follow-up on the question of geographical mix. Obviously, a very large proportion now is coming out of Asia. Can you give us a sense of how that’s breaking out between the three major markets there in Taiwan, Japan, and Korea?

Bill Weissman - Rubicon Technology, Inc. - CFO

Sure. Taiwan is 34%, Korea is 21%, Japan is 14%, and then there’s some other in there.

Yair Reiner - Oppenheimer & Company - Analyst

And how does that compare to last quarter?

Bill Weissman - Rubicon Technology, Inc. - CFO

It is pretty consistent.

Yair Reiner - Oppenheimer & Company - Analyst

Okay. Great. I’ll get back in the queue. Thank you.

Operator

Your next question comes from the line of Joseph Foresi with Janney Montgomery Scott. Please proceed.

Joseph Foresi - Janney Montgomery Scott - Analyst

Hey, guys.

Bill Weissman - Rubicon Technology, Inc. - CFO

Hi.

Joseph Foresi - Janney Montgomery Scott - Analyst

I wonder if you could remind us what your client concentration looks like at this point. Maybe just run through who the top clients are.

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, we don’t disclose customer names. But as I said previously, about 89% of revenue came from the top ten customers.

Joseph Foresi - Janney Montgomery Scott - Analyst

Okay. Any updates - I know in the past we’ve talked about your relationship with one particularly large customer who had some issues. Can you give us any update or any color on that particular relationship at this point?

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FINAL TRANSCRIPT

  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Raja Parvez - Rubicon Technology, Inc. - President, CEO

We’ve continued to have very strong relationships with the major – our customers. In fact, since now this industry is moving very fast and the applications are diversifying, especially display market and automotive market. Major electronics companies have entered into the market, have stake in the significant growth.

So we are very pleased that we are making significant progress reaching out to new customers and expanding with our existing customers. So our relationships continue to be very, very strong throughout the world in all different markets.

Joseph Foresi - Janney Montgomery Scott - Analyst

I guess particularly I was wondering if you could give any update, if it was possible, on Peregrine and sort of where you stand with that relationship.

Raja Parvez - Rubicon Technology, Inc. - President, CEO

The relationship continues to be very strong. We always had a good relationship with them and I believe that they seem to be improving, they’re markets seem to be improving. And accordingly, we have – as you know, compared to last year, this year we have a larger revenue, but I believe that that market has continued to grow. But as you know, our main focus is on the larger diameter and right now the LED market continues to be stronger and stronger – moving stronger and stronger on larger diameter and that’s where we’re focusing.

Joseph Foresi - Janney Montgomery Scott - Analyst

And then my next question is just on the facility build-out. Is there any particular area where you’re focusing on as far as keeping the costs under control? In other words, are you able to lock in electrical rates at this point in time? What are you seeing on the sapphire side, on the materials side? Is there any reason to be – is there any area that you’re particularly focusing on to try and keep the costs in line with what you’re expecting?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, we focus on all areas – even buying pencils. There’s some main components. The raw material, which the price of that has been fairly stable and we have multiple sources and closely manage that. The power for the new crystal growth facility is something we’re negotiating now and we’re engaging experts to help us in that to make sure that we get the best possible deal.

The existing facility, we have locked in on a multi-year arrangement for power. That turned out to be a pretty good deal and very attractive relative to current rates. So we constantly look at all of the cost components of the business and in this expansion process are paying particular attention to some of the more major parts of the business.

Joseph Foresi - Janney Montgomery Scott - Analyst

And then just lastly for me, with the operation sort of expanding here, I wonder if you could talk about any way that you’re looking at Forex going forward and any possible hedging or any area that you think that you may be increasing your exposure as sort of your distribution channels increase.

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FINAL TRANSCRIPT

  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Bill Weissman - Rubicon Technology, Inc. - CFO

No. Right now, we don’t have any plans to do any currency hedging. We have Malaysia up and running. And if there seems to be a justification for that we’ll take a look at it, but not at this point.

Joseph Foresi - Janney Montgomery Scott - Analyst

Okay, great. Thanks, guys.

Operator

Your next question comes from the line of Daniel Amir with Lazard Capital Markets. Please proceed.

Daniel Amir - Lazard Capital Markets - Analyst

Thank you. Thanks for taking my call. First of all on the pricing side, if I look back at my notes it seems like your guidance was actually the pricing being up 10% or more for the fourth quarter; it comes out to be 7%. Can you explain kind of what the – where’s the disconnect a bit on the pricing considering that you probably negotiated a quarter in advance?

Bill Weissman - Rubicon Technology, Inc. - CFO

What we said, if you go back and look at the notes, what we said is we expect pricing to increase on average 7% and that some products will increase by 10%. And that’s similar to the 15% we’re projecting; it’s an average. Some products are actually increasing significantly more than the 15%. But on average across all our products – LED, SoS, and Optical – that’s what the price is, and 7% is very consistent with what we had projected in the last earnings call.

Daniel Amir - Lazard Capital Markets - Analyst

So which of the products were up more than 10% then?

Bill Weissman - Rubicon Technology, Inc. - CFO

The two inch product, which fell the most in the recession, is the one that bounced back the fastest.

Daniel Amir - Lazard Capital Markets - Analyst

Okay. And the non-LED business, was that up more than 10% or no?

Bill Weissman - Rubicon Technology, Inc. - CFO

No.

Daniel Amir - Lazard Capital Markets - Analyst

Okay. Now on the SoS business, you guided $1 million for Q1. Is this kind of the new run rate that we should be looking at this business? How should we forecast in this business going forward?

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FINAL TRANSCRIPT

  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, we expect it to stay at that level for the first half of the year. And the customers’ business seems to be doing well, so we’re optimistic that it could increase further in the second half.

Daniel Amir - Lazard Capital Markets - Analyst

Okay. What was your utilization last quarter?

Bill Weissman - Rubicon Technology, Inc. - CFO

It varies in different parts of the factory. Utilization in crystal growth and fabrication are about 100% and we do have some capacity available in the slicing and polishing operation.

Daniel Amir - Lazard Capital Markets - Analyst

So going forward, essentially I guess until maybe the fourth quarter or so, your revenue growth will be driven basically on kind of price increases. So is that a fair way of looking at it?

Bill Weissman - Rubicon Technology, Inc. - CFO

Pricing and product mix, that’s true. Yes.

Daniel Amir - Lazard Capital Markets - Analyst

But the product mix, it seems like for Q1 your three inch and above won’t be that much different than the fourth quarter. So I guess it’s not changing that dramatically. Is that fair?

Bill Weissman - Rubicon Technology, Inc. - CFO

Probably not dramatic changes, but clearly if we –. As I said, we have capacity in slicing and polishing to the extent we do more polished large diameter substrates that could have an impact. So we do think it would continue to improve quarter-over-quarter and provide some growth and that the pricing also would continue to improve. That’s our expectation right now.

Daniel Amir - Lazard Capital Markets - Analyst

Okay, great. Thanks a lot.

Operator

(Operator Instructions)

Your next question comes from the line of Avinash Kant. Please proceed.

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FINAL TRANSCRIPT

  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Avinash Kant - D.A. Davidson & Co. - Analyst

Just a few follow-up questions and maybe clarification. In terms of pricing, Bill, when you said you are currently close to 25% off of the peak pricing that you had pre-recession, you’re comparing that to Q4 pricing or Q1 ‘10 pricing?

Bill Weissman - Rubicon Technology, Inc. - CFO

Q1. That’s even including the 15% projected increase in Q1, we’d still be 25% off of the peak.

Avinash Kant - D.A. Davidson & Co. - Analyst

Okay. And in terms of four inch penetration, would you be able to give us some idea of what kind of penetration has four inch wafers seen overall industry-wide at this point? Where do you see the penetration of four inch wafers?

Raja Parvez - Rubicon Technology, Inc. - President, CEO

I think that the four inch wafers continue to be penetrating quite significantly. As a matter of fact, I believe it currently is in the range of 20%.

Avinash Kant - D.A. Davidson & Co. - Analyst

20% industry-wide. Thanks, Raja. And Bill, you had stopped giving the bookings and the backlog numbers lately. Would you start to give that out once again or –?

Bill Weissman - Rubicon Technology, Inc. - CFO

Well, again, right now the backlog doesn’t have much meaning. It’s not a very good indicator of demand because we’re intentionally not booking in advance. When that dynamic changes, then we may again start to provide booking information. But right now, it really doesn’t provide much value.

Avinash Kant - D.A. Davidson & Co. - Analyst

What was the headcount at the end of the year?

Bill Weissman - Rubicon Technology, Inc. - CFO

135 people.

Avinash Kant - D.A. Davidson & Co. - Analyst

Okay. Thank you so much.

Operator

There are no further questions at this time. I will now turn the call back over to Mr. Bill Weissman.

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FINAL TRANSCRIPT

  Feb. 09. 2010 / 1:30PM, RBCN - Q4 2009 Rubicon Technology, Inc. Earnings Conference Call

Bill Weissman - Rubicon Technology, Inc. - CFO

Thank you very much, everyone, for joining us. I appreciate you taking the time. As Raja said, this is a really exciting time in our business and we look forward to talking to you again in a few months. Have a good day.

Raja Parvez - Rubicon Technology, Inc. - President, CEO

Thank you.

Operator

Thank you for your participation in today’s conference call. This concludes the presentation. You may now disconnect. Good day.

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